                                                                   EXHIBIT 21.01

                        CSG SYSTEMS INTERNATIONAL, INC.
                        SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 31, 1996
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

                                   STATE OR COUNTRY
SUBSIDIARY                         OF INCORPORATION
----------                         ----------------
CSG Systems, Inc.                  Delaware
Bytel Limited                      United Kingdom
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